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                                                                   EXHIBIT 10.48

                      ASSIGNMENT AND ASSUMPTION AGREEMENT


                 THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Assignment") dated as of January 8, 1998, is among BINHAD, INC. (formerly known as CAPITOL METALS CO., INC.), a California corporation ("Assignor"), 20000 S. Western Ave., Torrance, California 90501; CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation ("CCNA"), 410 - 17th Street, Suite 410, Denver, Colorado 80202, and ANGELES ACQUISITION CORP., a Delaware corporation ("AAC"), 410 - 17th Street, Suite 410, Denver, Colorado 80202. CCNA and AAC are referred to collectively herein as "Assignees".

                 For $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignees hereby agree as follows:

                 1. Assignment. Assignor hereby transfers, grants, bargains, sells, assigns and conveys to AAC all of Assignor's interests, rights, title and estates created by, under or in connection with: (a) all agreements, contracts, commitments, purchase orders, leases, subleases, documents, instruments and undertakings, and all permits, licenses and authorizations, including, without limitation, those listed on Exhibit A attached hereto and incorporated herein by reference, relating to the Assignor's steel processing and supply business; (b) any and all renewals, extensions, terminations or modifications of any of the foregoing; and (c) all property and rights incident or appurtenant thereto (all of which are referred to herein as the "Contracts and Permits").

                 2. Acceptance of Assignment. AAC hereby accepts the foregoing assignment of the Contracts and Permits from Assignor.

                 3. Assumption of Obligations. Assignees hereby jointly and severally agree to assume, pay, perform, discharge and fulfill all of the duties, liabilities and obligations of Assignor under the terms and provisions of the Contracts and Permits which arise in or relate to time periods on and after the Closing Date. Assignor acknowledges and agrees that it shall remain liable for and shall pay and discharge all of its obligations and liabilities under the Contracts and Permits which arise in or relate to time periods prior to the Closing Date.

                 4.       Indemnification.

                          a.      Assignor shall reimburse, indemnify and hold
harmless and defend Assignees, their officers, directors, employees, representatives and other agents, and their successors and assigns, against and in respect of any and all claims, demands, causes of action, damages, losses, liabilities, costs, expenses, fees (including, without limitation, reasonable attorneys' fees), judgments and good faith settlements of claims or judgments arising out of or resulting from any failure of Assignor to pay, perform, discharge or fulfill, when due, any liability or obligation for which Assignor has retained liability pursuant to Section 3 above, and any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 4.a.

                          b.      Assignees shall reimburse, indemnify and hold
harmless Assignor, its officers, directors, employees, representatives and other agents, and their successors or assigns, against and in respect of


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any and all claims, demands, causes of action, damages, losses, liabilities, costs, expenses, fees (including, without limitation, reasonable attorneys' fees), judgments and good faith settlements of claims or judgments arising out of or resulting from any failure of Assignee to pay, perform, discharge or fulfill, when due, any liability or obligation assumed by Assignees pursuant to
Section 3 above, and any and all actions, suits, claims, proceeding, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this
Section 4.b.

                          c.      Any claim or demand for indemnification made
under Section 4.1 or 4.b above shall be resolved following the same procedures as set forth in Sections 9.3, 9.4 and 9.6 of the Asset Purchase Agreement dated as of December 1, 1997 between Assignor as seller and CCNA as purchaser (the "Asset Purchase Agreement").

                 5. Further Assurances. Each party agrees to execute and deliver such additional instruments and to take such further actions as may reasonably be required by the other party to fully effectuate the assignment of rights and interests and the assumption of obligations and liabilities intended hereby, including, without limitation, the execution and delivery by either party of additional instruments of assignment and assumption.

                 6. Binding Effect. This Assignment shall bind and inure to the benefit of Assignor and Assignees and their respective successors and assigns.

                 7. No Release. Nothing contained in this Assignment shall, or shall be deemed to, release Assignor or CCNA from any of their respective obligations under the Asset Purchase Agreement.

                 8. Court Orders. This Assignment shall be, and shall be deemed to be, subject to that certain Order Approving Sale of Substantially All Property of the Estate Free and Clear of Liens and Interests, entered December 29, 1997, by the U.S. Bankruptcy Court in Assignor's pending chapter 11 case.

                 IN WITNESS WHEREOF, the parties have caused this Assignment to be executed by their duly authorized officers as of the date first set forth above.

                                      ASSIGNOR:


                                      BINHAD, INC. (formerly known as
                                      CAPITOL METALS CO., INC.)


                                      By: /s/ Daniel J. Eget
                                         ----------------------------------
                                          Daniel J. Eget
                                          Chief Executive Officer


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                                      ASSIGNEES:


                                      CONSOLIDATED CAPITAL OF NORTH
                                      AMERICA, INC.



                                      By: /s/ Christian Wolf
                                         ----------------------------------
                                          Christian Wolf
                                          Chief Executive Officer


                                      ANGELES ACQUISITION CORP.



                                      By: /s/ Christian Wolf
                                         ----------------------------------
                                          Christian Wolf
                                          Chief Executive Officer


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